As filed with the Securities and Exchange Commission on July 24, 2001
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                               CYLINK CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                California                              95-3891600
      (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization)              Identification Number)

                                 3131 Jay Street
                          Santa Clara, California 95054
              (Address of Registrant's Principal Executive Offices)
                        2000 Employee Stock Purchase Plan

                         -------------------------------
                              (Full Title of Plans)
                             Robert D. Fougner, Esq.
                          General Counsel and Secretary
                               Cylink Corporation
                                 3131 Jay Street
                          Santa Clara, California 95054
                                 (408) 735-5800
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                 ---------------
                                    Copy to:
                             Paul L. Lion III, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                            Palo Alto, CA 94304-1018
                                 (415) 813-5615
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
================================== ================== ==================== ======================== ===============
                                                            Maximum           Proposed Maximum        Amount of
       Title of Securities             Amount to        Offering Price       Aggregate Offering      Registration
        to be Registered             be Registered       Per Share(1)             Price(1)               Fee
---------------------------------- ------------------ -------------------- ------------------------ ---------------
Common Stock, to be issued under
the 2000 Employee Stock Purchase       326,811               $.505                $165,039.55             $43.57
Plan.........................
================================== ================== ==================== ======================== ===============

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee and based upon 100% of the average of the high and low prices reported on the Nasdaq National Market on July 20, 2001.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

         1. The contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-41338, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

         2. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         3. The Company's Current Report on Form 10-Q for the period ended March 31, 2001.

         4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 14, 1996.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.    Exhibits.

         5.1      Opinion of Morrison & Foerster LLP

         23.1     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

         23.2     Consent of Deloitte & Touche LLP, Independent Auditors

         23.3     Consent of PricewaterhouseCoopers LLP, Independent Accountants

         24.1     Power of Attorney (see Signature Page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cylink Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 23, 2001.

                                              CYLINK CORPORATION


                                              By:  /s/ Christopher Chillingworth
                                                   -----------------------------
                                                   Christopher Chillingworth
                                                   Vice President of Finance
                                                   and Administration and
                                                   Chief Financial Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Christopher Chillingworth and Robert B. Fougner, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                             Capacity                     Date
---------                             --------                     ----


/s/ Christopher Chillingworth         Vice President of Finance    July 20, 2001
----------------------------------    and Administration and
      Christopher Chillingworth       Chief Financial Officer

/s/ William P. Crowell                President, Chief Executive   July 23, 2001
----------------------------------    Officer, and Director
      William P. Crowell

/s/ Leo A. Guthart                    Director, Chairman of the    July 23, 2001
----------------------------------    Board of Directors
      Leo A. Guthart

/s/ James S. Simons                   Director                     July 23, 2001
----------------------------------
      James S. Simons

    Howard L. Morgan                  Director                     July __, 2001
----------------------------------
      Howard L. Morgan

/s/ Elwyn Berlekamp                   Director                     July 23, 2001
----------------------------------
      Elwyn Berlekamp

/s/ William W. Harris                 Director                     July 23, 2001
----------------------------------
      William W. Harris

    Paul Gauvreau                     Director                     July __, 2001
----------------------------------
      Paul Gauvreau

    Regis McKenna                     Director                     July __, 2001
----------------------------------
      Regis McKenna

                                INDEX TO EXHIBITS


Exhibit
Number                              Document

    5.1           Opinion of Morrison & Foerster LLP

   23.1           Consent of Counsel (included in Exhibit 5.1)

   23.2           Consent of Deloitte & Touche LLP, Independent
                  Auditors

   23.3           Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants

   24.1           Power of Attorney (see Signature Page)